UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 13, 2026

PENGUIN SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-38102

Delaware	36-5142687
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

45800 Northport Loop West
Fremont, CA	94538
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 623-1231

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.03 par value per share	PENG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture and Convertible Senior Notes

On July 17, 2026, Penguin Solutions, Inc. (the “Company”) issued $750.0 million aggregate principal amount of the Company’s 0.00% Convertible Senior Notes due 2031 (the “Notes”) pursuant to an indenture, dated July 17, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”).

Pursuant to the purchase agreement between the Company and the initial purchasers (the “Initial Purchasers”) of the Notes, the Company granted the Initial Purchasers an option to purchase, for settlement within a period of 13 days from, and including, the date the Notes are first issued, up to an additional $100,000,000 principal amount of Notes. The Notes issued on July 17, 2026 include $100,000,000 principal amount of Notes issued pursuant to the full exercise by the Initial Purchasers of such option.

The Company estimates that the net proceeds from the offering of the Notes will be approximately $735.1 million, after deducting the Initial Purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company is using (1) approximately $136.7 million of the net proceeds to repurchase $135.5 million aggregate principal amount of Penguin Solutions (Cayman), Inc.’s existing 2.00% convertible senior notes due 2029 (the “2029 Notes”), (2) approximately $161.4 million of the net proceeds to repurchase $160.0 million aggregate principal amount of Penguin Solutions (Cayman), Inc.’s existing 2.00% convertible senior notes due 2030 (the “2030 Notes,” and together with the 2029 Notes, the “Existing Notes”), (3) approximately $49.1 million of the net proceeds to pay the cost of the Capped Call Transactions (as defined below) and (4) net proceeds to repay the $100.0 million principal amount outstanding under the credit agreement, dated as of June 24, 2025, among Penguin Solutions (Cayman), Inc. and Penguin Solutions Corporation (formerly known as SMART Modular Technologies, Inc.), each a wholly owned subsidiary of the Company, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and issuing bank and the other parties thereto (the “Credit Agreement”), as well as interest. The Company intends to use the remainder of the net proceeds for general corporate purposes.

The Notes will not bear regular interest, and the principal amount of the Notes will not accrete. The Notes will mature on August 1, 2031, unless earlier converted, redeemed or repurchased. The Notes are convertible into cash and, if applicable, shares of the Company’s common stock, $0.03 par value per share (the “Common Stock”).

Holders may convert their Notes at their option in the following circumstances:

•

during any fiscal quarter commencing after the fiscal quarter ending on August 28, 2026 (and only during such fiscal quarter), if the last reported sale price per share of Common Stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter;

•

during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “Measurement Period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the Measurement Period was less than 98% of the product of the last reported sale price per share of Common Stock on such trading day and the conversion rate on such trading day;

•	upon the occurrence of certain corporate events or distributions on the Common Stock, as provided in the Indenture;

•	if the Company calls such Notes for redemption; and

•	at any time from, and including, May 1, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate of the Notes is 8.5690 shares of Common Stock per $1,000 principal amount of Notes, which represents an initial conversion price of approximately $116.70 per share of Common Stock. The conversion rate is subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company will pay or deliver, as applicable, cash and, if applicable, shares of Common Stock, based on the applicable conversion rate(s) as described in the Indenture.

Upon the occurrence of a “make-whole fundamental change” (as defined in the Indenture), the Company will in certain circumstances increase the conversion rate for a specified period of time.

In addition, upon the occurrence of a “fundamental change” (as defined in the Indenture), holders of the Notes may require the Company to repurchase their Notes at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any.

The Company may redeem the Notes, in whole or in part, at its option at any time, and from time to time, on or after August 6, 2029 and on or before the 31st scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid special and additional interest, if any, but only if (1) the Notes are “freely tradable” (as defined in the Indenture), and all accrued and unpaid additional interest, if any, to, but excluding, the redemption date, has been paid in full as of the first interest payment date occurring on or before the date the Company sends such redemption notice; and (2) the last reported sale price per share of Common Stock exceeds 130% of the conversion price on (i) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date the Company sends such redemption notice; and (ii) the trading day immediately before the date the Company sends such redemption notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption. No sinking fund is provided for the Notes.

The Indenture includes customary terms and covenants, including certain events of default. The events of default, as set forth in the Indenture, include: (i) default by the Company in the payment when due (whether at maturity, upon redemption or repurchase upon fundamental change or otherwise) of the principal of, or the redemption price or fundamental change repurchase price for, any Note, (ii) default by the Company for 30 consecutive days in the payment when due of special interest or additional interest, if any, that has accrued on any Note, (iii) failure by the Company to deliver, when required by the Indenture, a fundamental change notice, if such failure is not cured within five business days after its occurrence, or a notice of certain corporate events as provided in the Indenture, (iv) default by the Company in its obligations to convert a Note in accordance with the Indenture upon the exercise of the conversion right with respect thereto, if such default is not cured within three business days after its occurrence, (v) default by the Company in its obligations under the Indenture in respect of certain consolidation, merger and asset sale transactions, (vi) default by the Company in its other obligations or agreements under the Indenture or the Notes if such default is not cured or waived within 60 days after notice is given in accordance with the Indenture, (vii) certain defaults by the Company or any of its significant subsidiaries, as defined in the Indenture, with respect to indebtedness for borrowed money of at least $50,000,000 (or its foreign currency equivalent) and (viii) certain events of bankruptcy, insolvency and reorganization involving the Company or any of its significant subsidiaries, as defined in the Indenture.

If an event of default involving bankruptcy, insolvency or reorganization events with respect to the Company occurs, then the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any person. If any other event of default occurs and is continuing, either the Trustee, by notice to the Company, or the holders of at least 25% of the aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest, if any, on, all of the Notes then outstanding to become due and payable immediately.

The Notes are senior, unsecured obligations of the Company and are equal in right of payment with the Company’s existing and future senior, unsecured indebtedness, senior in right of payment to the Company’s existing and future indebtedness that is expressly subordinated to the Notes and effectively subordinated to the Company’s existing and future senior, secured indebtedness, to the extent of the value of the collateral securing that indebtedness. The Notes are structurally subordinated to all existing and future indebtedness (including amounts due under the Credit Agreement and the Existing Notes) and other liabilities, including trade payables, and (to the extent the Company is not a holder thereof) preferred equity, if any, of the Company’s subsidiaries to the extent the Company does not guarantee such indebtedness.

A copy of the Indenture and form of Note are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Capped Call Transactions

On July 14, 2026, in connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions (collectively, the “Base Capped Call Transactions”) with certain financial institutions (collectively, the “Option Counterparties”). In addition, on July 15, 2026, in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company entered into additional capped call transactions (the “Additional Capped Call Transactions,” and, together with the Base Capped Call Transactions, the “Capped Call Transactions”) with each of the Option Counterparties. The Capped Call Transactions cover, subject to anti-dilution adjustments substantially similar to those applicable to the Notes, the number of shares of Common Stock that initially underlie the Notes, and are expected generally to reduce the potential dilution to holders of Common Stock upon any conversion of the Notes and/or offset any cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap, based on the cap price of the Capped Call Transactions. The cap price of the Capped Call Transactions is initially $175.05 per share, which represents a premium of 125% over the last reported sale price of the Common Stock on July 14, 2026. The cost of the Capped Call Transactions was approximately $49.1 million.

The Capped Call Transactions are separate transactions, in each case entered into between the Company and the respective Option Counterparty and are not part of the terms of the Notes and will not affect any holder’s rights under the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

A copy of the form of confirmation for the Capped Call Transactions is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the terms of the Capped Call Transactions does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Exchange Transactions

Concurrently with the pricing of the Notes, the Company, as guarantor, and Penguin Solutions (Cayman), Inc., as issuer of the Existing Notes, entered into separate, privately negotiated transactions (the “Exchange Transactions”) effected through one of the Initial Purchasers, as the Company’s agent, with a limited number of holders of the Existing Notes to exchange (i) approximately $135.5 million aggregate principal amount of the 2029 Notes for aggregate consideration consisting of approximately $136.7 million in cash, which includes accrued interest on such 2029 Notes, and approximately 4.7 million shares of Common Stock, and (ii) $160.0 million aggregate principal amount of the 2030 Notes for aggregate consideration consisting of approximately $161.4 million in cash, which includes accrued interest on such 2030 Notes, and approximately 4.0 million shares of Common Stock. The Exchange Transactions are expected to be consummated on or about July 17, 2026.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under the heading Indenture and Convertible Senior Notes in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

Convertible Senior Notes

The disclosure set forth under the heading Indenture and Convertible Senior Notes in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Notes were issued to the Initial Purchasers in reliance upon Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in transactions not involving any public offering. The Notes were resold by the Initial Purchasers to persons whom the Initial Purchasers reasonably believe are “qualified institutional buyers,” as defined in, and in accordance with, Rule 144A under the Securities Act. Any Common Stock that may be issued upon conversion of the Notes will be issued in reliance upon Section 3(a)(9) of the Securities Act as involving an exchange by the Company exclusively with its security holders. Initially, a maximum of 9,640,050 shares of Common Stock may be issued upon conversion of the Notes, based on the initial maximum conversion rate of 12.8534 shares of Common Stock per $1,000 principal amount of Notes, which is subject to customary anti-dilution adjustment provisions.

The offer and sale of the Notes and any shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act or any applicable state securities laws, and the Notes and any such Common Stock may not be offered or sold in the United States except pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Exchange Transactions

The disclosure set forth in Item 1.01 above under the heading Exchange Transactions is incorporated by reference into this Item 3.02. The issuance and sale of Common Stock pursuant to the Exchange Transactions were or will be made in transactions exempt from registration pursuant to Section 3(a)(9) and/or Section 4(a)(2) under the Securities Act.

Item 8.01	Other Events.

On July 13, 2026, the Company issued a press release announcing the launch of the offering and sale of the Notes. On July 14, 2026, the Company issued a press release announcing the pricing of the Notes. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected effect of the Capped Call Transactions, the expected use of net proceeds and the consummation of the Exchange Transactions.

These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipate,” “target,” “expect,” “estimate,” “intend,” “plan,” “goal,” “believe,” “could,” and other words of similar meaning. Forward-looking statements provide the Company’s current expectations or forecasts of future events, circumstances, results or aspirations and are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, including but not limited to, the risks listed or described from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended August 29, 2025 as filed with the SEC on October 21, 2025. Such risks, uncertainties and factors as outlined above and in such filings do not constitute all risks, uncertainties and factors that could cause actual results of the Company to be materially different from such forward-looking statements. Accordingly, investors are cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statements that the Company makes in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. Except as required by law, the Company does not undertake to update the forward-looking statements contained in this Current Report on Form 8-K to reflect the impact of circumstances or events that may arise after the date that the forward-looking statements were made.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit

4.1	Indenture, dated as of July 17, 2026, between Penguin Solutions, Inc. and U.S. Bank Trust Company, National Association, as Trustee

4.2	Form of certificate representing the 0.00% Convertible Senior Notes due 2031 (included as Exhibit A to the Indenture filed as Exhibit 4.1)

10.1	Form of Confirmation for the Capped Call Transactions

99.1	Press Release issued by Penguin Solutions, Inc. on July 13, 2026

99.2	Press Release issued by Penguin Solutions, Inc. on July 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2026	Penguin Solutions, Inc.

	By:	/s/ Aaron Johnson
Aaron Johnson
Interim Chief Financial Officer
(Interim Principal Financial and Accounting Officer)